UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 14, 2024 ( November 11, 2024)

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392

(Address of principal executive offices)

(515) 247-5111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PFG	Nasdaq Global Select Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

      Emerging growth company    ☐

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2024, Principal Financial Group, Inc. (the “Company”) announced that Daniel J. Houston will retire from his position as Chief Executive Officer of the Company effective January 7, 2025, a position he has held since 2015. Mr. Houston will continue to serve as Executive Chairman following his retirement from the role of Chief Executive Officer.

Upon assuming his role as Executive Chairman, Mr. Houston will have an annual base salary of $1,100,000, a target annual incentive compensation of 375% of his base salary, and a long-term incentive grant of $4,240,000 in the form of restricted stock units.

Also, on November 11, 2024, the Board of Directors of the Company (the “Board”) appointed Deanna Strable as the Company’s Chief Executive Officer and a Class III member of the Board effective January 7, 2025. She will continue to serve as the Company’s President.

Ms. Strable, age 55, became President and Chief Operating Officer on August 20, 2024. She was the Company’s Executive Vice President and Chief Financial Officer from 2017 until August 2024. Prior to serving as Executive Vice President and Chief Financial Officer, Ms. Strable served as President, U.S. Insurance Solutions from 2015 to 2017. She joined the Company in 1990 as an actuarial assistant and has served in various actuarial and management roles.

In her role as President and Chief Executive Officer, Ms. Strable will receive an annual base salary of $1,000,000 with a target annual incentive compensation of 300% of base salary and a long-term incentive target of $8,500,000 in the form of restricted stock units.

Ms. Strable does not have family relationship with any member of the Board or executive officer of the Company. There are no arrangements or understandings between Ms. Strable and any other person pursuant to which Ms. Strable was selected as the Company’s Chief Executive Officer.

Dwight Soethout, Vice President-Chief Actuary, is the spouse of Ms. Strable and has been an employee of the Company since 1993. Mr. Soethout has indicated his intention to retire from the Company. He will stay on for a transition period until his successor is identified. Mr. Soethout will assist in the transition.

In 2023, Mr. Soethout received $738,787 in base salary, bonuses, and long-term incentive compensation. His compensation is commensurate with that of his peers and was approved by the Human Resources Committee.

Item 7.01	Regulation FD Disclosure.

On November 12, 2024, the Company issued a news release announcing the changes, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	News Release of the Company on November 12, 2024.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By:	/s/ Christopher Agbe-Davies
Name:	Christopher Agbe-Davies
Title:	Vice President, Associate General Counsel and Assistant Secretary

Date: November 14, 2024